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                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 INTERTAN, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               JEFFREY A. LOSCH
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO]   InterTAN, Inc.
         3300 Highway # 7, Suite 904, Concord, Ontario L4M 4K3




                                                              September 22, 2000




Dear Fellow Stockholder:


     It is a pleasure to invite you to InterTAN's 2000 Annual Meeting at 10:00 a.m. at the Sheraton Centre Toronto Hotel located at 123 Queen Street West, Toronto, Ontario, on Friday, November 10, 2000. At the meeting, stockholders will vote for the election of three directors and on such other business as may properly come before the meeting. In addition, you will receive a report on the operations of your company for the 2000 fiscal year and your management will be pleased to answer any of your questions.

     I urge each of you to read the accompanying Proxy Statement and the enclosed 2000 Annual Report, particularly the letters to stockholders included in the Annual Report, which describe the changes in the operating performance of your company that occurred in fiscal 2000.

     Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by completing the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board of Directors' recommendations.

     I look forward to seeing you at InterTAN's 2000 Annual Meeting.

                                           Very truly yours,

                                           /s/ Brian E. Levy

                                           BRIAN E. LEVY
                                           President and Chief Executive Officer

                                 InterTAN, Inc.
                           3300 Highway # 7, Suite 904
                        Concord, Ontario, Canada L4K 4M3

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held November 10, 2000

                                   ----------

TO THE HOLDERS OF COMMON STOCK
OF INTERTAN, INC.


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of InterTAN, Inc. (the "Company") will be held at the Sheraton Centre Toronto Hotel located at 123 Queen Street West, Toronto, Ontario, on Friday, November 10, 2000 at 10:00 a.m., local time, for the following purposes:

    (1)  To elect three Class II Directors to serve for a three-year term; and
    (2) To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The date fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 18, 2000. A list of stockholders of record who may vote at the Annual Meeting or at any adjournments or postponements will be available during business hours for any stockholder of the Company to examine for any purpose relevant to the Annual Meeting. The list will be available for at least ten days before the Annual Meeting at the office of the Secretary of the Company, 3300 Highway # 7, Suite 904, Concord, Ontario, Canada L4K 4M3.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey A. Losch

                                          JEFFREY A. LOSCH
                                          Vice President, Secretary and
                                          General Counsel

Concord, Ontario, Canada
September 22, 2000

     REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN THE EVENT YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF DESIRED, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                 InterTAN, Inc.
                           3300 Highway # 7, Suite 904
                        Concord, Ontario, Canada L4K 4M3

                                   ----------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 10, 2000

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of InterTAN, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders to be held in Toronto, Ontario on November 10, 2000 at 10:00 a.m., local time (the "Annual Meeting"). The date fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 18, 2000 (the "Record Date"). The solicitation of the enclosed form of proxy is made by and on behalf of the Board of Directors.

     Copies of this Proxy Statement and the form of proxy are being mailed to stockholders on or about September 27, 2000. A copy of the Company's annual report containing financial statements for the fiscal year ended June 30, 2000 ("Fiscal 2000") is included herewith, but is not to be considered as a part of the proxy solicitation materials.

     The Annual Meeting is called for the following purposes: (i) to elect three Class II Directors to serve for a three-year term; and (ii) to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The total number of outstanding shares of the Company's Common Stock as of the Record Date was 27,610,194. The Common Stock is the only class of the Company's stock outstanding and, therefore, is the only class entitled to vote at the Annual Meeting, with each share entitling the holder thereof to one vote. A stockholder may revoke a proxy at any time before such proxy is voted by giving written notice of such revocation, or delivering a later dated proxy, to the Secretary of the Company at the address set forth above. A proxy may also be revoked by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given.

     The presence, either by proxy or in person, of holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the Annual Meeting. Provided a quorum is present, the election of each Class II Director nominee will be by a plurality of the votes cast by the stockholders voting in person or by proxy at the Annual Meeting. A validly executed proxy not marked "Withhold Vote" with respect to the election of all or any of the Class II Director nominees will be treated as a vote cast FOR the election of the Class II Director nominees. Shares that are indicated as not being voted on such matter by brokers due to a lack of discretionary authority shall have no effect.

                              ELECTION OF DIRECTORS

                                    (Item 1)

Board of Directors

     As provided in the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, the Board of Directors presently consists of eight directors and is divided as evenly as possible into three classes, with one class of directors to be elected at each annual meeting of stockholders to serve for a three-year term.

     The Board of Directors presently consists of two Class I Directors, three Class II Directors, and three Class III Directors. Three Class II Directors are to be elected at the Annual Meeting to hold office for a three-year term to expire at the Annual Meeting of Stockholders in 2003. Messrs. John H. McDaniel,
W. Darcy McKeough and Ron G. Stegall have been nominated for election and it is the intention of the persons named in the accompanying form of proxy to vote for their election. Each of Messrs. McDaniel, McKeough and Stegall has indicated his willingness to serve for an ensuing term, but if one or more of such nominees is unable or should decline to serve as a director at or prior to the Annual Meeting, which is not anticipated, it is the intention of the persons named in the proxy to vote for such other persons as they, in their discretion, shall determine.

Recommendation of the Board of Directors

     The Board of Directors of the Company recommends a vote FOR John H. McDaniel, W. Darcy McKeough and Ron G. Stegall as Class II Directors to hold office until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be voted FOR the director nominees unless stockholders specify in their proxy a contrary choice.

Board of Directors and Management

     The following table sets forth-certain information regarding the current directors and executive officers of the Company:

       Name                            Age                               Position
       ----                            ---                               --------
John H. McDaniel.............          82      Director---Class II (Director Nominee - term expiring at Annual Meeting)
W. Darcy McKeough............          67      Director---Class II (Director Nominee - term expiring at Annual Meeting)
Ron G. Stegall...............          53      Director---Class II (Director Nominee - term expiring at Annual Meeting)
                                               and Chairman of the Board

William C. Bousquette........          63      Director---Class III (term expiring 2001)
John A. Capstick.............          61      Director---Class III (term expiring 2001)
Brian E. Levy................          41      Director---Class III (term expiring 2001)
                                               and President and Chief Executive Officer

Clark A. Johnson.............          69      Director---Class II (term expiring 2002)
James T. Nichols.............          57      Director---Class II (term expiring 2002)
                                               and Vice Chairman

James G. Gingerich...........          49      Executive Vice President and Chief Financial Officer
Jeffrey A. Losch.............          41      Vice President, Secretary and General Counsel
Douglas C. Saunders..........          52      Vice President and Corporate Controller

     William C. Bousquette has served as a director of the Company since July 1997. Since December 1996, Mr. Bousquette has been an independent businessman. From January 1995 until December 1996, Mr. Bousquette served as Senior Vice President and Chief Financial Officer of Texaco Inc. Prior thereto Mr. Bousquette served as Executive Vice President and Chief Financial Officer of Tandy Corporation (the predecessor company to RadioShack Corporation) from November 1990 to January 1995. From January 1, 1995 until January 22, 1995, Mr. Bousquette served as Executive Vice President of Tandy Corporation. From January 1993 until January 1994, Mr. Bousquette also served as the Chief Executive Officer of TE Electronics, a subsidiary of Tandy Corporation. Mr. Bousquette previously served as a director of the Company from July 1991 until August 1992.

     John A. Capstick has served as a director of the Company since January 1987. From January 1, 1994 until July 1, 1997, Mr. Capstick served as Chairman of the Board of Directors. Mr. Capstick is presently the Chairman of Anglia Maltings (Holdings) Ltd. in the United Kingdom. From January 1, 1995 to April 1, 1996, Mr. Capstick also served as the Company's Chief Executive Officer. On December 31, 1993, Mr. Capstick retired as Group President, Global Accounts Group, of R.R. Donnelley & Sons Company, the position he held since January 1993. From September 1988 to January 1993, Mr. Capstick was President of the International Group of R.R. Donnelley & Sons Company.

     Clark A. Johnson has served as a director of the Company since November 1989, and was Chairman of the Board of Pier 1 Imports, Inc. from March 1988 until February 1999, when he retired. From March 1988 until June 1998, Mr. Johnson served as the Chief Executive Officer of Pier 1 Imports, Inc. Mr. Johnson also serves as a director of Albertson's Inc., Metro Media International Group, Niagara Mohawk Power Corporation, Refco Inc. and PSS/World Medical, Inc.

     James T. Nichols served as the President of the Company from January 1, 1995 to January 1, 1998 and has served as a director of the Company since February 7, 1995, and as Vice Chairman of the Board of Directors since January 1, 1998. From April 1, 1996 to December 31,1998, Mr. Nichols served as the Chief Executive Officer of the Company; from January 1, 1995 to April 1, 1996, Mr. Nichols was the Company's Chief Operating Officer. Prior to joining the Company, Mr. Nichols was the Executive Vice President of Retail Operations with the RadioShack division of Tandy Corporation (the predecessor company to RadioShack Corporation) from January 1, 1992 until January 1, 1995. From July 1, 1985 until January 1, 1992, Mr. Nichols was the Senior Vice President USA Retail Operations for Tandy Corporation's RadioShack division.

     John H. McDaniel served as Chairman of the Board of Directors of the Company from July 1991 to January 1994, and has served as a director of the Company since July 1986. Mr. McDaniel has been retired since January 1989. From 1980 to January 1989, Mr. McDaniel was Senior Vice President and Controller of Tandy Corporation (the predecessor company to RadioShack Corporation).

     W. Darcy McKeough has served as a director of the Company since February 1994. Mr. McKeough has been the chairman of McKeough Supply Inc. for over 10 years and serves as a director of The Canadian Imperial Bank of Commerce and other Canadian corporations.

     Ron G. Stegall has served as a director of the Company since September 1996. Effective July 1, 1997, Mr. Stegall became the Chairman of the Board of Directors. Mr. Stegall has been the Chief Executive Officer of Arlington Equity Partners, Inc. since February 1992. From September 1987 until December 1991, Mr. Stegall was the Chairman and Chief Executive Officer of BizMart, Inc. Mr. Stegall also serves as a director of Hastings Entertainment Inc., Gadzooks, Inc., and Organized Living, Inc.

     Brian E. Levy has served as President and Chief Executive Officer of the Company since January 1, 1999 and has served as a director since November 1998. Previously, he had served as President and Chief Operating Officer of the Company from January 1, 1998 to January 1, 1999. From September 1996 until December 1997 Mr. Levy served as President of Store Operations of Levitz Furniture Incorporated. Prior to September 1996, Mr. Levy served in various capacities for 22 years at Tandy Corporation (the predecessor company to RadioShack Corporation), most recently including Senior Vice President - Tandy Specialty Retail Group, Vice President - Retail Operations, Incredible Universe, and Vice President - Midwest Division, Radio Shack.

     James G. Gingerich has served as the Executive Vice President and Chief Financial Officer of the Company since January 1999. From February 1995 to January 1999, Mr. Gingerich served as Senior Vice President and Chief Financial Officer of the Company. From May 1994 until February 1995, Mr. Gingerich served as the Vice President, Finance and Administration and Chief Financial Officer of the Company. From August 1994 until November 1994, he also served as the Secretary of the Company. From December 1992 until April 1994, Mr. Gingerich was Vice President of Finance of Irving Tissue Ltd. Prior thereto Mr. Gingerich served as Vice President, Finance and Administration of Electrohome Limited, a Canadian public company, commencing in June 1987.

     Jeffrey A. Losch has served as Vice President, Secretary and General Counsel of the Company since March 1999. From December 1993 to March 1999, Mr. Losch was Corporate Counsel and Secretary at Inglis Limited, the Canadian subsidiary of Whirlpool Corporation. Prior to December 1993, Mr. Losch was engaged in the private practice of law at the Toronto, Ontario office of the law firm Lang Michener.

     Douglas C. Saunders has served as Vice President and Corporate Controller of the Company since March 1993. Mr. Saunders also served as Secretary of the Company from November 8, 1994 until March 1, 1995. From 1980 to March 1993, Mr. Saunders was Managing Tax Partner of the Mississauga, Ontario office of Price Waterhouse, a predecessor firm of PricewaterhouseCoopers, LLP.

     Each executive officer is appointed annually by the Board of Directors immediately following the Annual Meeting of Stockholders to serve for the ensuing year, or until his successor is duly appointed.

Meetings and Committees of the Board of Directors; Compensation of Directors

     The Board of Directors of the Company held eight meetings during Fiscal 2000, three by personal attendance, one by video and telephone conference and four by telephone conference, and acted on one other matter by unanimous written consent. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served.

     In accordance with the Amended and Restated Bylaws of the Company, the Board of Directors has established an Executive Committee, an Audit Committee, and an Organization and Compensation Committee.

     Messrs. Stegall, Bousquette, Capstick, Levy and Nichols are the members of the Executive Committee. Mr. Stegall is the Chairman of such committee. The Executive Committee, during the intervals between meetings of the Board of Directors, has the authority to exercise all the powers of the full Board of Directors, with certain exceptions relating to extraordinary corporate matters. The Executive Committee is available to management to review the Company's operations, and to act in an emergency or on routine matters when it is impractical to assemble the entire Board of Directors for a meeting. The Executive Committee did not hold any meetings during Fiscal 2000.

     Messrs. McKeough, Bousquette, and McDaniel, each of whom is a non-employee director, are the members of the Audit Committee. Mr. McKeough is the Chairman of such committee. The functions of the Audit Committee include reviewing the Company's quarterly operating results and earnings releases; review of the audited financial statements and the recommendation to include them in the Company's annual report; review with the independent auditors their assessment of the Company's reporting processes; the engagement and monitoring of the performance of the Company's independent auditors; reviewing the scope and timing of the Company's audit and certain non-audit services to be rendered by the independent accountants; confirming the independence of the auditors; and reviewing the report of the independent accountants upon completion of their audit. The Audit Committee held five meetings during Fiscal 2000, three of which were by telephone conference.

     Messrs. Johnson, McDaniel and Stegall, each of whom is a non-employee director, are the members of the Organization and Compensation Committee. Mr. Johnson is the Chairman of such committee. The principal functions of the committee are reviewing and making recommendations to the Board of Directors concerning compensation plans; the granting of stock options to executive officers and other personnel; appointments and promotions to official positions; reviewing corporate structure and making recommendations to the Board as to alterations thereof; and making recommendations to the Board of Directors with respect to any candidate for director of the Company, compensation of Board members, and assignments of directors to committees of the Board of Directors. The Organization and Compensation Committee met three times during Fiscal 2000. To be considered by the committee, stockholders who wish to suggest nominees for election to the Board of Directors at the 2001 Annual Meeting should submit their suggestions in writing no later than August 15, 2001 to the Secretary of the Company.

     A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. For the period July 1, 1991 to September 30, 1999, non-employee directors received cash compensation consisting of an annual retainer of $20,000, payable quarterly, plus $2,000 for each Board of Directors' meeting personally attended and $500 for each meeting of the Board of Directors conducted by telephone conference call. Effective October 1, 1999, the annual retainer for non-employee directors was increased to $30,000, payable quarterly. Attendance fees remained unchanged. In addition, board members personally attending committee meetings not held in conjunction with a board meeting receive $1,000 per committee meeting. If the committee meeting is conducted by telephone conference call, the compensation is $500. In Fiscal 2000, the Chairman of the Board was paid an additional fee of $80,000 for services rendered to the Company, payable quarterly. Effective July 1, 2000, the Chairman's fee was increased to $100,000, payable quarterly. As stated above, in Fiscal 2000 there were eight board meetings, three meetings where directors were in personal attendance, one meeting conducted by means of video and telephone conference and four meetings by telephone conference. There were five committee meetings not held in conjunction with a board meeting, each where committee members were in attendance either in person or by telephone. Expenses of attendance at board and committee meetings are paid by the Company.

Beneficial Ownership of Voting Securities by Executive Officers and Directors

     The following table sets forth, as of August 31, 2000, information with respect to the beneficial ownership of Common Stock by the Company's directors, the Chief Executive Officer, each of the Company's three other most highly compensated executive officers and all present directors and executive officers as a group.

                                        Aggregate Number
                                            of Shares            Percent of
         Name                        Beneficially Owned (1)  Outstanding Shares
         ----                        ----------------------  ------------------

William C. Bousquette..............          84,600                  *
John A. Capstick...................          63,483                  *
Clark A. Johnson...................          76,500                  *
John H. McDaniel...................          97,500                  *
W. Darcy McKeough..................          52,500                  *
Ron G. Stegall.....................          65,000                  *
James T. Nichols...................         433,320                1.40%
Brian E. Levy......................         185,659                  *
James G. Gingerich.................         166,163                  *
Jeffrey A. Losch...................           5,828                  *
Douglas C. Saunders................          85,998                  *
All Present Directors and Executive       1,316,551                4.19%
    Officers as a Group (11 persons)

----------
  * Less than 1% of issued and outstanding shares of Common Stock.

(1) Reflects the effect of a 3 for 2 stock split effective January 2000 in respect of common shares beneficially owned prior to such date. The number of shares of Common Stock beneficially owned by each non-employee director (except Mr. Nichols and Mr. Johnson) includes 37,500 shares each pursuant to the 1991 Non-Employee Director Stock Option Plan and 7,500 shares beneficially owned by each non-employee director (including Mr. Nichols and Mr. Johnson) pursuant to the Director Stock Option Grant approved in 1999, which such persons have a right to acquire within 60 days of August 31, 2000. The number of shares of Common Stock beneficially owned by Messrs. Nichols, Levy, Gingerich, Losch and Saunders, include 225,000, 137,500, 98,250, 5,000 and 51,750 shares, respectively, or 517,500 shares in the aggregate, which such persons have a right to acquire within 60 days after August 31, 2000 pursuant to certain stock options granted under the Company's 1986 Stock Option Plan and 1996 Stock Option Plan. The number of shares beneficially held by Messrs. Levy, Gingerich, Losch and Saunders include 4,581, 3,505, 436 and 450 shares, respectively, indirectly held as at August 31, 2000 pursuant to the Company's Employee Stock Purchase Program. The number of shares beneficially held by Messrs. Levy and Gingerich also include 10,000 and 4,000 shares, respectively, that each is entitled to receive pursuant to a contingent stock unit award made June 7, 1999 that has been satisfied as a result of having achieved stipulated performance based growth objectives for Fiscal 2000.

Principal Stockholders

     The Company, based upon information available to it, including from its review of public filings with the Securities and Exchange Commission, knows of no person who was the beneficial owner, as of August 31, 2000, of more than five percent (5%) of its issued and outstanding Common Stock on such date other than as set forth in the following table:

                                         Number of Shares
Name and Address                        Beneficially Owned*     Percent of Class
----------------                        -------------------     ----------------

Palisade Capital Management, L.L.C.......   2,648,000(1)              8.65%
    One Bridge Plaza, Suite 695
    Fort Lee, NJ 07024

Dresdner RCM Global Investors L.L.C......   2,590,900(2)              8.46%
    4 Embarcadero Ctr.
    San Francisco, CA 94111

----------
* Unless indicated otherwise in the notes below, according to public filings made by such beneficial owners, each beneficial owner has sole voting and dispositive power with respect to the indicated shares.

(1) According to information provided to the Company by Palisade Capital Management, L.L.C. on September 5, 2000.

(2) According to information provided to the Company by Dresdner RCM Global Investors L.L.C. ("Dresdner RCM") on September 5, 2000. Dresdner RCM has sole dispositive power over 2,149,100 shares and sole voting power over 1,910,300 shares.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total annual compensation paid, payable, or accrued by the Company during Fiscal 2000 and the two preceding fiscal years to or for the account of the Company's current Chief Executive Officer and each of the Company's three other most highly compensated executive officers. Information set forth in the Summary Compensation Table below under the heading "Options/SARs" refers to shares of Common Stock underlying stock options. The Company has never granted any stock appreciation rights ("SARs").

                           Summary Compensation Table

                                                   Annual Compensation                       Long-Term Compensation
                                                   -------------------                       ----------------------
                                                                             Restricted   Securities
                                                               Other Annual    Stock      Underlying    LTIP     All Other
 Name and                  Fiscal      Salary       Bonus(1)  Compensation(2) Awards(3)  Options/SARs  Payouts Compensation(5)
 Principal Position         Year        ($)           ($)         ($)           ($)       (#Shs)(4)      ($)        ($)
 ------------------         ----        ---           ---         ---           ---       ---------      ---        ---
Brian E. Levy (6)           2000      460,000       354,224      9,000           --          66,000      --       46,217
(President and Chief        1999      338,303       598,275      9,000         315,000      232,500      --       42,266
Executive Officer)          1998      126,923       57,526       4,154           --          90,000      --       15,998

James G. Gingerich          2000      255,000       222,242      9,000           --          24,000      --       55,716
(Executive Vice             1999      203,411       434,435      9,000         126,000       56,250      --       52,505
President and Chief         1998      183,000       115,816      9,000           --          22,500      --       38,562
Financial Officer)

Douglas C. Saunders         2000      198,000       100,870      9,000           --          8,400       --       45,703
(Vice President and         1999      159,390       214,052      9,000           --          20,250      --       53,920
Corporate  Controller)      1998      140,000       66,770       9,000           --          9,000       --       38,042

Jeffrey A. Losch (7)        2000      82,862        32,387       5,434           --          7,200       --       11,295
(Vice President,            1999      22,913        18,416       1,502           --          15,000      --        --
Secretary and General       1998        --            --          --             --           --         --        --
Counsel)
-------------------------------------------------------------------------------------------------------------------

(1) All bonus awards are paid in cash; estimated bonus amounts are accrued at fiscal year end and typically paid shortly thereafter. Fiscal 2000 bonus amounts for Messrs. Levy, Gingerich and Losch include the Company's matching contribution to the Employee Stock Purchase Program of $13,624, $16,462, and $1,246, respectively.

(2) Amounts consist of the following: for Mr. Levy in each of Fiscal 2000 and 1999, $9,000 as a car allowance, and in fiscal 1998, $4,154 as a car allowance; for Mr. Gingerich in each of fiscal years 2000, 1999, and 1998, $9,000 as a car allowance; for Mr. Saunders in each of fiscal years 2000, 1999 and 1998, $9,000 as a car allowance; for Mr. Losch in Fiscal 2000, $5,434 as a car allowance and in fiscal year 1999, $1,502 as a car allowance.

(3) Messrs. Levy and Gingerich were each granted performance based contingent stock units of 30,000 and 12,000 units, respectively. The units will automatically be exchanged for shares of Common Stock on a one-for-one basis; provided that certain stipulated performance based growth objectives are achieved each fiscal year over a three year period ending June 30, 2002. The value of the restricted stock units in the table is based on the $10.50 closing price of the Company's Common Stock on June 7, 1999 (the date on which the awards were authorized) on the New York Stock Exchange. Assuming that the stipulated growth objectives are achieved over the three year period, the value of the restricted stock units held by Messrs. Levy and Gingerich at June 30, 2000 was $352,500 and $141,000, respectively, based on the $11.75 closing price of the Company's Common Stock on such date on the New York Stock Exchange.

(4) Number of Shares for fiscal years 1999 and 1998 have been adjusted to reflect the 3 for 2 stock split effected in January, 2000.

(5) Amounts for Fiscal 2000 consist of the following: for Mr. Levy, $20,176 was accrued for under the Company's Deferred Compensation Plan ("DCP"), $18,400 representing the Company's matching contribution to the Employee Stock Purchase Program ("SPP"), and $2,959 and $2,390 representing premiums paid, respectively, on a term life and long-term disability insurance policy; for Mr. Gingerich, $23,106 was accrued for under the DCP, $19,550 representing the Company's matching contribution to the SPP, and $2,984 and $7,784 representing premiums paid, respectively, on a term life and long-term disability insurance policy; for Mr. Saunders, $22,944 was accrued for under the DCP, $15,840 representing the Company's matching contribution to the SPP, and $3,626 and $1,001 representing premiums paid, respectively on a term life and long-term disability insurance policy; and for Mr. Losch, $2,685 was accrued for under the DCP, $1,453 representing the Company's matching contribution to the SPP, and $1,278 and $760 representing premiums paid, respectively, on a term life and long-term disability insurance policy. Amounts also include the Company's matching contributions for Messrs. Levy, Gingerich, Saunders and Losch of $2,292, $2,292, $2,292 and $5,119, respectively, under the Company's Group Registered Retirement Savings Plan; a Canadian retirement plan that is substantially similar to a United States 401(k) plan.

(6) Mr. Levy began employment with the Company on January 1, 1998; fiscal 1998 Annual Compensation amounts reflect prorated annual figures.

(7) Mr. Losch began employment with the Company on March 22, 1999; fiscal 1999 Annual Compensation amounts reflect prorated annual figures. Additionally, all payments to Mr. Losch are made in Canadian funds; the exchange rate used herein in converting such payments to U.S. funds for reporting purposes is $0.6792 USD = $1.00 CDN for Fiscal 2000 and $0.6782 USD = $1.00 CDN for fiscal 1999.

     The following table sets forth information relating to stock options granted to the individuals listed in the Summary Compensation Table during Fiscal 2000, together with related information. No SARs were granted by the Company in Fiscal 2000.

                      Option/SAR Grants in Last Fiscal Year

                                   Individual Grants
                                   -----------------
                                     % of Total

                                        Securities      Options/                                     Potential Realizable
                                        Underlying        SARs                                         Value at Assumed
                                         Options/       Granted to                                    Annual Rates of Stock
                                           SARs         Employees        Exercise or                   Price Appreciation
                                        Granted (1)     in Fiscal         Base Price   Expiration      for Option Term*(2)
                                                                                                       -------------------
               Name                       (#Shs)           Year              Date         Date       5%($)(3)       10%($)(4)
               ----                       ------           ----              ----         ----       --------       ---------

Brian E. Levy ...................         66,000            25.30           11.6875      7/5/10        485,113      1,229,375

James G. Gingerich ..............         24,000             9.20           11.6875      7/5/10        176,405        447,046

Jeffrey A. Losch ................          7,200             2.76           11.6875      7/5/10         52,921        134,114

Douglas C. Saunders .............          8,400             3.22           11.6875      7/5/10         61,742        156,466

----------

* The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The gains reflect a future value based upon growth, compounded annually during the 10-year option period, at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula, which will determine with reasonable accuracy a present value based on future unknown or volatility factors. Consequently, the potential realizable value has not been discounted to present value.

     It is important to note that options have value to the listed executives and to all option recipients only if the market price of the Common Stock increases above the exercise price shown in the table during the effective option period.

(1) Options become exercisable, on a cumulative basis, in annual installments of one-third of the total amount awarded beginning one year after the date of grant.

(2) Assumes a rate of return based upon annually compounded values at the beginning of each period.

(3) In order to realize these aggregate amounts, the market price per share of Common Stock would have to equal $19.04 for the options granted to Messrs. Levy, Gingerich, Losch and Saunders at an exercise price of $11.6875.

(4) In order to realize these aggregate amounts, the market price per share of Common Stock would have to equal $30.31 for the options granted to Messrs. Levy, Gingerich, Losch and Saunders at an exercise price of $11.6875.

     The following table provides information relating to the exercise of stock options by the individuals listed in the Summary Compensation Table during Fiscal 2000, together with related information, and the number and value of exercisable and unexercisable options held by such individuals at June 30, 2000. The Company has never granted any SARs.

                       Aggregated Option/SAR Exercises In
                      Last Fiscal Year and Fiscal Year-End
                                Option/SAR Values

                                                                         Securities
                                                                        Underlying       Value of Unexercised
                                    Shares                             Unexercised           In-the-Money
                                   Acquired                           Options/SARs at        Options/SARs
                                      on                                FY-End (#) (1)      at FY-End ($)(2)
                                   Exercise       Value Realized        Exercisable/          Exercisable/
      Name                            (#)               ($)            Unexercisable         Unexercisable
      ----                         --------       ---------------     ----------------    ------------------

Brian E. Levy ...............          --                --           137,500/251,000    $928,534/$1,126,206
James G. Gingerich ..........          --                --            98,250/69,000      $679,470/$228,583
Douglas C. Saunders .........          --                --            51,750/24,900      $360,081/$86,066
Jeffrey A. Losch ............          --                --             5,000/17,200       $18,646/$37,742

----------
 (1) Reflects effect of 3 for 2 stock split effected January 2000.

 (2) For purposes of determining whether an option was "In-the-Money," this table uses the June 30, 2000 closing share price on the New York Stock Exchange for the Company's Common Stock of $11.75. Computed as the difference between the value of the respective option exercise prices and $11.75.

                              Employment Contracts

     Brian E. Levy. Brian E. Levy serves as the President and Chief Executive Officer of the Company. Mr. Levy and the Company entered into an employment agreement dated June 10, 1999, which superceded and replaced a prior employment letter (the "Levy Employment Contract"). Pursuant to the Levy Employment Contract, Mr. Levy was entitled to receive through June 30, 2000 compensation comprised of an annual base salary of $460,000 and a base bonus of $260,000; both subject to annual review.

     Pursuant to the Levy Employment Contract, if Mr. Levy's employment is terminated for any reason other than his voluntary resignation from the Company, his death or disability, his "gross misconduct" or a "Change in Control" (as such term is defined in the Deferred Compensation Plan of the Company), Mr. Levy is entitled to receive severance benefits equal to twelve (12) months of his then current base salary and bonus; such amount to be paid out in twelve (12) equal monthly installments. "Gross misconduct" means a conviction of, or the entry of a plea of nolo contendere or similar plea arrangement relating to a felony, whether relating to Company business or not, or the finding of reckless or willful misconduct in the performance of Mr. Levy's duties. Additionally, Mr. Levy becomes entitled to all unvested stock units awarded to him pursuant to a contingent stock unit award made June 7, 1999 if a Change in Control occurs.

     If Mr. Levy's employment is involuntarily terminated within an eighteen
(18) month period of, or the scope of his responsibilities are materially modified or reduced, due to a Change in Control, Mr. Levy is entitled to receive severance benefits equal to twenty-four (24) months of his then current amount base salary and bonus; such amount to be paid out in twenty-four (24) equal installments.

     James G. Gingerich. James G. Gingerich serves as the Executive Vice President and Chief Financial Officer of the Company. Mr. Gingerich and the Company entered into an employment agreement dated March 1, 1995, as amended by a letter agreement dated February 15, 2000 (the "Amended Gingerich Employment Contract").

        Pursuant to the Amended Gingerich Employment Contract, if the Company terminates Mr. Gingerich's employment other than for "Cause", or resulting from a Change in Control or if Mr. Gingerich terminates his employment for "Good Reason", Mr. Gingerich is entitled to a severance payment. "Cause" includes the willful or gross misconduct on the part of the employee in following the legitimate directions of the Board of Directors, extensive absenteeism, or wrongful damage to a material amount of the property of the Company. "Good Reason" includes the material reduction in the scope or level of the employee's duties or responsibilities. If such termination occurs during a year subsequent to 1996, his severance payment will equal seven (7) months of base pay and base bonus, plus a sum of additional month(s) base salary and bonus equal to the number of years subsequent to 1996 after which the termination occurs, up to a maximum of twelve (12) months base salary and base bonus.

     In the event that there is a "Change in Control" (as such term is defined in the Deferred Compensation Plan of the Company) and Mr. Gingerich is either involuntarily terminated, or there is a material reduction in the scope of his duties or responsibilities occurring, within eighteen (18) months of the Change in Control, Mr. Gingerich is entitled to receive severance benefits in an amount equal to eighteen (18) months of his then current base salary and base bonus and to the continuation of Company paid health, dental and life insurance for that eighteen (18) month period. Additionally, Mr. Gingerich becomes entitled to all unvested stock units awarded to him pursuant to a contingent stock unit award made June 7, 1999 if a Change in Control occurs.

     Douglas C. Saunders. Douglas C. Saunders serves as a Vice President and the Corporate Controller of the Company. Mr. Saunders and the Company entered into an employment agreement dated March 10, 1995, as amended by a letter agreement dated February 15, 2000 (the "Amended Saunders Employment Contract"). Pursuant to the Amended Saunders Employment Contract, if the Company terminates Mr. Saunders' employment other than for "Cause", or resulting from a "Change in Control", or if Mr. Saunders terminates his employment for "Good Reason" (each as defined above), Mr. Saunders is entitled to a lump sum severance payment of nine (9) months base salary and base bonus.

     In the event that there is a "Change in Control" (as such term is defined in the Deferred Compensation Plan of the Company) and Mr. Saunders is either involuntarily terminated, or there is a material reduction in the scope of his duties or responsibilities occurring, within eighteen (18) months of the Change in Control, Mr. Saunders is entitled to receive severance benefits in an amount equal to twelve (12) months of his then current base salary and base bonus and to the continuation of Company paid health, dental and life insurance for that twelve (12) month period.

     Jeffrey A. Losch. Jeffrey A. Losch serves as Vice President, Secretary and General Counsel of the Company. Mr. Losch and the Company entered into an employment agreement dated February 23, 1999, as amended by a letter agreement dated February 15, 2000 (the "Amended Losch Employment Contract"). Pursuant to the Amended Losch Employment Contract, Mr. Losch was entitled to receive through June 30, 2000 compensation comprised of an annual base salary of CDN $122,000 and base bonus of CDN $35,000; both subject to annual review. If Mr. Losch's employment with the Company is terminated for any reason other than his voluntary resignation from the Company, or resulting from a "Change in Control", or his death or disability, or for "Cause", Mr. Losch is entitled to a severance payment. Such severance payment will be in an amount equal to six (6) months of his then current base salary and base bonus. "Cause" shall be determined in accordance with the laws of Province of Ontario.

     In the event that there is a "Change in Control" (as such term is defined in the Deferred Compensation Plan of the Company) and Mr. Losch is either involuntarily terminated, or there is a material reduction in the scope of his duties or responsibilities occurring, within eighteen (18) months of the Change in Control, Mr. Losch is entitled to receive severance benefits in an amount equal to twelve (12) months of his then current base salary and base bonus and to the continuation of Company paid health, dental and life insurance for that twelve (12) month period.

                           Deferred Compensation Plan

     In fiscal year 1989, the Board of Directors approved the InterTAN, Inc. Deferred Compensation Plan ("DCP"). Under the DCP, the Organization and Compensation Committee of the Board of Directors (the "Committee") has the authority to select full-time executive employees for participation therein. During fiscal

1998, the Committee selected Messrs. Levy, Gingerich and Saunders as DCP participants. During Fiscal 2000, Mr. Losch was selected as a DCP participant. Under the DCP, the Committee determines, in its discretion, the "plan benefit amount" for each participant; the current amounts established for each of Messrs. Levy, Gingerich, Saunders and Losch are $3,725,000, $2,030,000, $1,420,000 and CDN $850,000, respectively.

     The DCP is designed to provide benefits to a participant following retirement between the ages of 55 and 75. A participant's plan benefit amount is designed to represent his age 65 "normal" retirement payment. "Normal" retirement is from age 65 through 70. The earliest a participant may retire and receive benefits under the DCP is at age 55. A participant retiring "early" at age 55 is only entitled to one-half of his then current plan benefit amount; such amount cumulatively increasing by 10% for each year after age 55 (up to age
64) in which "early" retirement occurs. A participant retiring "late," between ages 71 and 75, will have his plan benefit amount cumulatively reduced 20% per year for each year, commencing at age 71, in which "late" retirement occurs.

     All retirement payments required to be made by the Company to a participant retiring between the ages of 55 and 75 are required to be paid in equal monthly installments over a period of 120 months. If a participant dies prior to age 55 while being employed full-time by the Company, the full plan benefit amount is required to be paid, in a lump sum, to the participant's designated beneficiary. To the greatest extent practicable, the Company intends to maintain corporate-owned life insurance on each participant in order to fund any required death payment. If a participant dies at or after age 55, and is then receiving payments under the DCP, such payments will continue to be paid to the participant's designated beneficiary. In the event a participant leaves the Company's employ for any reason prior to age 55, the participant will no longer be entitled to any benefits, at any time, under the DCP, except as described below. All payment obligations of the Company under the DCP are deemed to be unsecured and payable from the Company's general assets.

     The DCP contains a change of control provision. In the event of a change of control of the Company, a participant's plan benefit amount vests at the full amount (age 65 amount) regardless of the participant's actual age at the time of the change of control event. Subsequently, if a participant's employment with the Company terminates, whether voluntarily or involuntarily, during a three year period commencing on the date of the change of control event, the participant will be entitled to be paid his full plan benefit amount in equal monthly installments over a period of 120 months. Additionally, in the event a participant is involuntarily terminated and, within one year of such termination date, there occurs a change of control event, the participant will be entitled to be paid his full plan benefit amount in equal monthly installments over a period of 120 months. Under the DCP, a "change of control" occurs if (a) any person, corporation, partnership, association, joint stock company, trust, unincorporated organization, or government, including a political subdivision thereof (or any combination thereof acting for the purpose of acquiring, holding, voting, or disposing of equity securities of the Company), acquires beneficial ownership of at least twenty percent (20%) of the then issued and outstanding Common Stock of the Company; or (b) on any day more than fifty percent (50%) of the members of the Board of Directors of the Company (excluding those members replacing deceased directors) were not directors two (2) years prior to such date; or (c) substantially all the assets of the Company are sold or the Company is merged or consolidated or otherwise acquired by or with another corporation (other than a subsidiary of the Company) unless, as the result of any such merger, consolidation, or acquisition, (i) the Company is the surviving entity, and (ii) not more than twenty percent (20%) of the Company's then issued and outstanding Common Stock is sold or exchanged as the result of such merger, consolidation or acquisition. If there were a change of control (as defined under the DCP) as of the date of this Proxy Statement, each of Messrs. Levy, Gingerich, Saunders and Mr. Losch would only be entitled to payments under the DCP if his employment with the Company was terminated as described above; assuming such a termination, no lump sum payments would be required, rather all payments would be made over a 10 year period as described above.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report discusses the actions of the Company's Organization and Compensation Committee (herein, the "Compensation Committee") regarding compensation paid to executive officers in Fiscal 2000. In writing this report, the Compensation Committee has tried to provide stockholders with a better understanding of the Company's executive compensation program, its basic provisions, the purpose of such program, and how it is administered.

     The role of the Compensation Committee is described under "Meetings and Committees of the Board of Directors; Compensation of Directors." In carrying out its responsibilities, the Compensation Committee from time to time reviews the executive compensation programs and policies of the Company's competitors in the retailing and consumer electronics industries to determine whether the Company's plans and practices are competitive and appropriate based on the Company's performance and compensation philosophy.

Compensation Philosophy

     The Compensation Committee believes that the primary objective of the Company's compensation program should be to maximize stockholder value over time. To accomplish this objective, the Company has adopted a comprehensive business strategy. The overall goal of the Compensation Committee is to develop executive compensation policies and practices, which are consistent with and linked to the Company's strategic business objectives. More particularly, the Compensation Committee believes this overall goal can be primarily accomplished by linking the financial interests of the Company's management to the financial interests of the stockholders of the Company. The Company's compensation program is designed to achieve the overall goal by: (i) motivating executive officers toward effective long-term management of the Company through prudent use of equity-based programs that focus management attention on increasing long-term stockholder value, (ii) rewarding effective management of the Company's operations through annual performance incentives tied to increased performance levels of the Company, (iii) placing at risk a portion of an executive officer's total compensation, and (iv) providing executive officers with competitive compensation opportunities as measured against industry norms in order to motivate, attract and retain key executive officers. The long-term and at-risk pay focus, orientation towards the use of equity-based compensation, and compensation competitiveness are the general principles to which the Compensation Committee adheres in the structuring of the compensation packages of executive officers. However, the Compensation Committee does not follow the principles in a mechanical fashion; rather, the Compensation Committee uses its experience and independent judgment in determining the compensation mix for each individual. The Compensation Committee believes that current compensation practices and levels meet the principles described herein.

     As discussed below in more detail, aside from certain benefits and "All Other Compensation" (which are reported as required in the tables preceding this report), an executive officer's total compensation package is comprised of three components: (i) base salary, (ii) annual performance incentives (i.e., bonuses and special bonuses), and (iii) long-term performance incentives (i.e., stock options and awards of restricted stock).

     Base Salary. Base salaries for the Company's executive officers are generally determined with reference to, and so as to fall within the competitive range of, compensation paid to executives in similar positions at comparable companies in the retailing and consumer electronics industries, and with a view to setting a base salary at a sufficient level so as to provide proper motivation for long-term performance. Base salaries are reviewed annually by the Compensation Committee. Base salary adjustments are based on the Company's performance, the executive's performance, time in job, level of pay, competitive compensation and other factors.

     For fiscal year 2001, the base salaries of Messrs. Levy, Gingerich, Saunders and Losch have been set at $475,000, $263,000, $204,000, and CDN $132,000, respectively.

     Annual Performance Incentives. The amount of annual incentive compensation paid to the executive officers is comprised of a bonus amount calculated using a formula reflecting a weighted average of the operating performance of each of the Company's operating subsidiaries in Fiscal 2000. This formulation is designed to better align executive officers' incentives with the performance of the operating subsidiaries. The Compensation Committee reserves the right to grant discretionary bonuses based upon subjective evaluation of each executive officer's individual performance.

     In determining the amount of the annual performance incentive compensation which will be paid to the executive officers in fiscal year 2001, Messrs. Levy, Gingerich, Saunders, and Losch have been assigned bases of $270,000, $143,000, $80,000, and CDN $38,000, respectively.

     Long-Term Performance Incentives. The form of long-term performance incentives currently utilized by the Company for executive officers is stock options and awards of restricted stock units (which are exchangeable for shares of Common Stock on a one-for-on basis). The number of stock options granted to an executive (other than the Chief Executive Officer) is determined by the Compensation Committee after consultation with the Chief Executive Officer. The Compensation Committee, in its sole discretion, determines the number of stock options to be granted to the Chief Executive Officer. Awards of restricted stock units are made at the discretion of the Compensation Committee. Factors which influence decisions regarding the size of the grant of options or award of restricted stock units to a particular executive officer include tenure with the Company, history of past grants and awards, time in current job and level of, or significant changes in, responsibility, the past and potential future contribution of the executive to the achievement of Company objectives as well as other relevant considerations. These subjective criteria are used for determining grants and awards to all executive officers. Stock options previously have been granted under the provisions of the Company's 1986 Stock Option Plan and 1996 Stock Option Plan and provide the basis for aligning the financial interests of the Company's executive officers with the long-term financial interests of the stockholders of the Company. Stock options are granted with an exercise price not less than the fair market value of the Company's Common Stock on the date of such grant, generally vest over three years, and provide value to the recipient only when the market price of the Common Stock increases above the option exercise price. The Compensation Committee believes that stock options and awards of restricted stock units provide executives with the opportunity to acquire an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock.

CEO Compensation

     The compensation of Mr. Levy, the President and Chief Executive Officer of the Company, for Fiscal 2000 was determined by the Compensation Committee to reflect his past experience in senior positions in the retail industry and to provide the adequate motivation and incentive to develop, implement and execute both short and long-term strategic initiatives that would result in the realization of corporate growth and the commensurate appreciation of shareholder value.

Summary

     The Compensation Committee believes the executive compensation policies and programs described above serve the interests of the stockholders and the Company. Compensation delivered to executives is intended to be linked to, and commensurate with, Company performance and with stockholder expectations. The Compensation Committee cautions that the practice and the performance results of the compensation philosophy described herein should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, stockholder expectations.

                                       Organization and Compensation Committee

                                             Clark A. Johnson, Chairman
                                             John H. McDaniel
                                             Ron G. Stegall

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is composed entirely of the three non-employee directors named as signatories to the above Compensation Committee report. During Fiscal 2000, no member of the Compensation Committee (nor any of their respective family members) was a party to any transaction with the Company exceeding $60,000.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with the New York Stock Exchange. A copy of each report is required to be furnished to the Company.

         SEC regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. Based solely upon a review of reports furnished to the Company during and with respect to Fiscal 2000 and written representations that no other reports were required during Fiscal 2000, all Section 16(a) filing requirements were met. Mr. Clark A. Johnson, a director of the Company, made a late filing during Fiscal 2000 in respect of a previously unreported acquisition of shares of common stock of the Company that occurred in March of 1996 and which was not reported at that time due to a clerical oversight.

                              INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP has served as independent auditors of the Company since 1986 and is considered by management to be well qualified. The Board of Directors, upon the recommendation of the Audit Committee, plans to reappoint the firm of PricewaterhouseCoopers LLP as independent auditors for the Company's current fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement and to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

     From time to time, qualifying stockholders present proposals, which may be proper items for inclusion in the proxy statement and for consideration at an annual meeting. To be considered, proposals must be duly submitted on a timely basis in accordance with the Company's Amended and Restated Bylaws and the rules and regulations of the Securities and Exchange Commission. Proposals for the 2001 Annual Meeting of Stockholders must be received by the Company no later than May 25, 2001. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company at 3300 Highway # 7, Suite 904, Concord, Ontario Canada L4K 4M3.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

          Set forth below is a line graph comparing the cumulative total returns of the Company's Common Stock, the Standard & Poor's SmallCap 600 Index, and the Standard & Poor's Retail Stores-Specialty Index. The Graph reflects the assumption of $100 invested on June 30, 1995 in the Common Stock and each of the indices, reinvestment of all dividends, and successive fiscal years ending June 30.

                      Comparison of Cumulative Total Return
                    For Five Year Period Ending June 30, 2000

[LINE GRAPH]


     * $100 INVESTED ON 6/30/95 IN STOCK OR INDEX-
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING JUNE 30.


                                                       Cumulative Total Return

                                      6/95         6/96         6/97         6/98        6/99         6/00
                                      ----         ----         ----         ----        ----         ----

INTERTAN, INC.                      100.00        76.67        49.17        71.67      266.67       234.99
S & P SMALLCAP 600                  100.00       126.01       153.34       183.18      186.26       213.06
S & P RETAIL (SPECIALTY)            100.00       122.18       133.16       118.95      112.14        61.45


                         PROXY SOLICITATION AND EXPENSE

     The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all materials, which now accompany or may hereafter supplement it. The solicitation will be undertaken by mail. The Company will also supply brokers, fiduciaries, custodians, or similar persons holding stock in their names or in the names of their nominees with such number of proxies, proxy materials and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their expenses in accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

     Certain directors, officers and employees of the Company, not specifically employed for the purpose, may solicit proxies, without remuneration therefor, by mail, telephone, facsimile transmission, telegraph or personal interview.

                                OTHER INFORMATION

     As of the date of this Proxy Statement, management has no knowledge of any other business to be presented at the Annual Meeting; but if other business is properly brought before the meeting, the persons named in the enclosed form of proxy will vote according to their discretion.

     The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

                                                           InterTAN, Inc.

Concord, Ontario, Canada
September 22, 2000

                              ---------------------

     The Annual Report to Stockholders of the Company for the fiscal year ended June 30, 2000, which includes financial statements, has been mailed to stockholders of the Company contemporaneously with the mailing of this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

                              ---------------------

ZINT4B                            DETACH HERE

                                    PROXY

                                InterTAN, Inc.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERTAN, INC.

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Clark A. Johnson and James T. Nichols, and each or either of them, attorneys and proxies for and in the name of the undersigned, with full power of substitution, to vote in person or by proxy all the shares of common stock of InterTAN, Inc. held of record by the undersigned on September 18, 2000 and which the undersigned is entitled to vote on all matters which may come before the 2000 Annual Meeting of Stockholders of InterTAN, Inc. to be held in Toronto, Ontario, Canada on November 10, 2000 and any adjournments or postponements thereof, as indicated on this proxy. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on any matters which the Board of Directors did not know would be presented at the meeting by a reasonable time before the proxy solicitation was made, and are further authorized to vote on other matters which may properly come before the 2000 Annual Meeting and any adjournments or postponements thereof.

If no directions are given, this Proxy will be voted "FOR" Item 1.

Please Sign, Date and Promptly Return This Proxy in the Enclosed Envelope.

The Proxies Cannot Vote Your Shares Unless You Sign on the Reverse Side and Return This Card.

 ___________                                                     ___________
|SEE REVERSE|     CONTINUED AND TO BE SIGNED ON REVERSE SIDE    |SEE REVERSE|
|           |                                                   |           |
|   SIDE    |                                                   |    SIDE   |
|___________|                                                   |___________|

INTERTAN, INC.                                              THIS IS YOUR PROXY.
                                                        YOUR VOTE IS IMPORTANT.
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398






Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Annual Meeting by promptly returning your proxy in the enclosed envelope.













ZINT4A                              DETACH HERE

[X]Please mark votes
   as in this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the Director Nominees.

1. Election of Directors.

 Class II Nominees: (01) John H. McDaniel, (02) W. Darcy McKeough
                    and (03) Ron G. Stegall

  FOR                         WITHHELD
  ALL                         FROM ALL
NOMINEES [_]             [_]  NOMINEES


[_] ______________________________________
    For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

IMPORTANT: Whether or not you expect to attend the Annual Meeting in person, please date, sign and return this proxy. Please sign EXACTLY as your name appears hereon. Joint owners should EACH sign. When signing as partner, corporate officer, attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: ______________________________________

Date: ___________________________________________

Signature: ______________________________________

Date: ___________________________________________